UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2008

BioForce Nanosciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51074	74-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Golden Aspen Drive, Suite 101

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 233-8333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

=============================================================================================================================================================================

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On August 11, 2008 , BioForce Nanosciences, Inc., (the “Company”), a wholly-owned subsidiary of BioForce Nanosciences Holdings, Inc., entered into a License Agreement and a Shareholder Agreement with Aspera Corp. (“Aspera”).  On the same date, the Company entered into a modified employment agreement with its Executive Vice President and Chief Scientific Officer, Dr. Eric Henderson, as described in Item 5.02 below.  That description is incorporated by reference into this Item 1.01.

License Agreement

Under the License Agreement, the Company granted to Aspera non-exclusive license rights to what the Company refers to as its scientific applications technology, consisting of:

ViriChip™: A novel, patented device for detection and identification of known and unknown pathogens. US Patent No.  6,897,015 and US Patent Application No. 20050239193

Chip On A Tip™ (COAT): A patented ultraminiaturized device for detection of biomarkers from extremely small sample volumes (e.g., a single cell). US Patent No. 7,344,832

Force Panning: A patented method for differentiating between materials bound to surfaces by virtue of their binding force. US Patent No. 7,060,448 and US Patent Application No. 20050059091

Force Assessment Screening Technology (FAST): A novel method for screening intermolecular interactions based on direct force measurements at the molecular level. US Patent Application No. 20030186311

CellWell™: A novel device for detection of multiple biomarkers from a single cell.

In addition, the Company granted to Aspen non-exclusive rights to its US Patent No. 6,573,369 on NanoArrays, which are protein arrays with sub-micron feature sizes. The scientific applications technology and the NanoArray patent are collectively referred to as the Licensed Technology.

The License Agreement provides Aspera with a five year non-exclusive license to utilize the Licensed Technology, and to sell products which are either wholly or partially comprised of the Licensed Technology.  The License Agreement is renewable at the consent of both parties.  The License Agreement also provides Aspera with the right to sublicense the Licensed Technology.

The Company is entitled to receive royalty payments from Aspera in amounts equal to a) 10% of the net sales price, defined as gross sales revenues less credits for returns, rejections and taxes, of all Licensed Products, defined as products covered in whole or in part by the Licensed Technology, b) 10% of the net sales price of all any product which contains essential components containing intellectual property independent of the Licensed Products, of which a Licensed Product is a component (a “Combination Product”), multiplied by a fraction, the numerator of which is i) Aspera’s list price of the Licensed Product in uncombined form; or ii) if Aspera does not sell the Licensed Product in uncombined form, the average list price of all non-combination products of others competitive with the Licensed Product; and the denominator of which shall be Aspera’s list price of the Combination Product, provided that in any event the royalty rate will not be less than 2% of the net sales price, and c) in the case of sublicenses, 33% of all sublicense income (e.g., license fees, royalty fees, etc.).

In order to maintain its rights to the Licensed Technology, Aspera is required to make minimum royalty payments to the Company for years after 2009.  The minimum royalty payments on each element of the Licensed Technology, with the six elements being ViriChip, Chip On A Tip, Force Panning, Force Assessment Screening Technology, CellWell and NanoArrays, is $5,000 in 2010, $10,000 in 2011, $20,000 in 2012, $50,000 in 2013, and the prior year minimum + 10% for all years after 2013.

In recognition of Aspera’s anticipated contribution to the value of the CellWell element of the Licensed Agreement, the Company agreed to pay to Aspera 33% of licensing or royalty revenue that it receives from licensing of that technology to any party other than Aspera.

The Company also agreed to utilize Aspera’s services for fulfillment of its surface patterning business, so long as Aspera is capable of performing such services, and does so in a timely manner.  Aspera’s fee for performing this service for the first twelve months of the License Agreement is fifty percent of the Company’s gross sales price of the patterned surface, after deduction for the cost of any Company provided biological materials if those have not been provided to Company by the customer.  Aspera’s fee for performing this service after the first twelve months of the License Agreement shall be agreed upon by the parties at a later date.  If the parties are unable to agree upon a mutually acceptable fee for Aspera’s performance of these services after twelve months, the Company will have no further requirement to utilize Aspera’s services for fulfillment of its surface patterning business.

Aspera agreed that it will not engage in any activities which compete with the business of the Company, with the Company’s business being defined as the development and sale of tools, services, and consumable products, including but not limited to i) instrumentation, ii) consumable support products for said instrumentation, and iii) assays, kits,  and services, for conducting live cell research.  Such development and subsequent commercialization may include co-development partnerships with third party users of the tools, services, and consumable products.  However, it is agreed that this shall not prohibit Aspera from pursuing the development and commercialization of ultraminiaturized biomolecular detection systems, assays, or devices.

Any inventions and discoveries covered by the Licsensed Technology, and all divisions, continuations, continuations-in-part, resissues, reexaminations, or extensions and any patents that issue thereon, whether develped by the Company or Aspera, are the property of the Company. To the extent Aspera creates any inventions not covered by the Licensed Technology but related to the business of the Company, as it is defined in the License Agreement, the Company has an option to exclusively purchase or license such inventions for their fair market value and, in the case of a license, on market terms (each as determined, in the event of a dispute, by an arbitrator) and a first right of refusal to exclusively purchase or license such inventions on the same terms as Aspera proposes to sell or license such inventions to any third party.

Shareholder Agreement

Under the Shareholder Agreement, the Company agreed to purchase 2,345,679 shares of Aspera’s common stock for a total price of $23. This represents, on a post-transaction basis, 19% of Aspera’s outstanding common stock.  The shares held by the Company are non-dilutable until such time as Aspera has received at least $2,000,000 in additional equity capital.

The Shareholder Agreement also calls for the transfer to Aspera, as of July 31, 2008, of four of the Company’s employees who were involved in the initial development of the Licensed Technology.  Aspera assumed any and all salary and benefit obligations owing to those employees.

The Company sold to Aspera as a part of the transaction one Nano eNabler™ instrument for the sum of $30,000, and certain scientific and computer equipment, and the right to use four personal computers currently under lease from a leasing company, for the sum of $60,000.  The purchase price for the assets will be satisfied by Aspera providing 1,800 hours of consulting services at no cost to the Company, as reasonably requested by the Company, but not beyond 24 months from the date of the Shareholder Agreement.

The Company agreed to transfer to Aspera, for Aspera to fulfill, its existing governmental grants. Aspera agreed to purchase $70,000 of contract services from the Company in order to fulfill the microfabrication requirement of one of the grants.

The foregoing descriptions of the License Agreement and the Shareholder Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, forms or copies of which are filed as exhibits to this report and incorporated by reference into this Item 1.01.  A copy of the Company’s press release dated August 12, 2008 in connection with the transaction is attached hereto as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2008, the Company entered into an Employment Agreement with its Executive Vice President and Chief Scientific Officer, Dr. Eric Henderson (the “Employment Agreement”).  The Employment Agreement supersedes all prior employment agreements between the parties.

The Employment Agreement is for a period of one year, commencing on September 1, 2008.  It is renewable for additional one year terms by mutual agreement of the parties.

Dr. Henderson will serve as the Company’s Executive President and Chief Scientific Officer.  The position is defined under the Employment Agreement as a half-time position.

Dr. Henderson’s base salary during the term of the Employment Agreement shall be $100,000 per year.  He will accrue no paid time off, or any other form of leave time, during the term of the Employment Agreement.  Further, he will utilize all accrued vacation, sick and paid time off that he currently holds during the term of the Employment Agreement.

As of August 31, 2008, any balance of deferred pay due to Dr. Henderson will be satisfied via the issuance of the Company’s 8% convertible secured promissory notes and common stock purchase warrants on the same terms as the Company’s issuance of the same securities to investors on June 10, 2008 and July 21, 2008.  As of August 11, 2008, the deferred pay balance was $50,672.

The Employment Agreement contains standard provisions regarding non-competition and ownership of intellectual property.  It specifically recognizes that Dr. Henderson has obligations to Iowa State University in his role as a Professor of Genetics, Development and Cell Biology, and that those obligations do not constitute a conflict with his Company duties.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as an exhibit to this report and incorporated by reference into this Item 5.02.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	License Agreement between BioForce Nanosciences, Inc. and Aspera Corp., dated August 11, 2008
10.2	Shareholder Agreement between BioForce Nanosciences, Inc. and Aspera Corp., dated August 11, 2008
10.3	Employment Agreement between BioForce Nanosciences, Inc. and Aspera Corp., dated August 11, 2008
99.1	Press Release dated August 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioForce Nanosciences Holdings, Inc.

By:	/s/ Gregory D. Brown
Gregory D. Brown
Chief Financial Officer

Date:  August 13, 2008